                                                                   EXHIBIT 3(ii)



                       Florida East Coast Industries, Inc.





                                     BY-LAWS
                                 of May 17, 1995





                                   AS AMENDED
                             through August 17, 1998

                              RECORD OF AMENDMENTS


March 26, 1998: Article II, Section 2.12 was amended to revise Directors' meeting fees, Committees' meeting fees and outside Directors' quarterly retainer fees.

April 13, 1998: Article II, Section 2.13 amended the provision for the Executive Committee; adoption of Article II, Section 2.14 providing for Director, Emeritus; and Article IV, Section 4.4 covering indemnification.

August 17, 1998: Article II, Section 2.2, was amended to give the Board the power to fix the number of Directors.

                       Florida East Coast Industries, Inc.
                                     BY-LAWS
                       as amended through August 17, 1998


                                    ARTICLE I
                             STOCKHOLDERS' MEETINGS


               Section 1.1 ANNUAL MEETINGS. The Annual Meeting of the Stockholders for the election of Directors and such other business as may lawfully come before it may be held at any place in the State of Florida, on a date in May of each year; such place, time and date to be fixed by either the Chairman of the Board of Directors or the President.

               Section 1.2 SPECIAL MEETINGS. Special Meetings of the Stockholders may be called by the Chairman, the President, the Board of Directors, the Executive Committee, or the holders of not less than one-tenth of all of the outstanding shares entitled to vote at the meeting.

               Section 1.3 TIME AND PLACE OF MEETING. All Special Meetings of the Stockholders shall be held at such time and place in the State of Florida as shall be fixed by the Board of Directors and specified in the Notice of Meeting. If the Board of Directors shall fail to fix the place of any meeting, such meeting shall be held in the City of Jacksonville, Florida.

               Section 1.4 NOTICE OF MEETING. Written or printed Notice of each meeting of stockholders, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be mailed at least ten (10) days, and not more than fifty (50) days prior to the date set for such meeting, by first-class United States Mail to each stockholder of record on a date set by the Board of Directors, not exceeding fifty (50) days preceding the date of any meeting of stockholders, at his address as it appears on the records of the corporation. Any stockholder may waive notice of any meeting either before or after the meeting.

               Notice in such form shall also be published once in each week for at least two consecutive weeks before such meeting, in a newspaper of general circulation and published in the county wherein the principal office of the corporation is located, and in a newspaper of general circulation and published in each city or county where an agency for transfer of the corporation's stock is maintained.

               Section 1.5 QUORUM. A quorum for any business to be transacted at a meeting of stockholders shall consist of the holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or by proxy, provided that in no case shall a quorum for the transaction of any business consist of less than the number of shares required by law, the Articles of Incorporation or these By-Laws for the transaction of such business.

               In the absence of a quorum, the meeting may be adjourned from time to time to a specified date not more than ninety (90) days after such adjournment, by the vote of the holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote, without any notice otherwise than by announcement at such meeting. At any such adjourned meeting at which a quorum is present, any business may be trans acted which might have been transacted at the meeting as originally called had a quorum for the transaction of such business been present.

               Section 1.6 VOTING. At any meeting of the stockholders, only stockholders of record on a date set by the Board of Directors, not exceeding fifty (50) days preceding the date of any meeting of the stockholders, shall be entitled to vote. A quorum being present, all matters coming before such meeting shall be decided by the vote of a majority of the shares present in person or by proxy, unless a larger vote is required by law, by the Articles of Incorporation or these By-Laws. A stockholder may vote either in person or by proxy appointed by an instrument in writing by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid for more than eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting or, if only one be present, that one shall have all of the powers conferred by the instrument upon all of the persons so designated unless the instrument shall otherwise provide.

               Section 1.7 INSPECTORS. At every election of Directors, the officer presiding at the meeting shall appoint Inspectors of Election to serve at such meeting. Inspectors of Election need not be stockholders and shall not be Directors, officers or employees of the corporation or candidates for election as Directors. It shall be the duty of Inspectors to receive and canvass the votes cast at such meeting and certify the result to the presiding officer. Any two of such Inspectors of Election shall be competent to act. Each Inspector, before he enters on his duties of office, shall take and subscribe an oath, before a person authorized to take oaths in the State of Florida, that he is qualified to be an Inspector of Election, and that he will well, faithfully and truly perform and discharge the duties of such office without fear, bias or discrimination. In all cases where the right to vote any share or shares of stock in the corporation shall be questioned, it shall be the duty of the Inspectors to examine the transfer books of the corporation to determine in whose name such shares were registered on the record date. As between conflicting claims of the right to vote any share, the stockholder of record on the record date shall prevail over any proxy, and the proxy of the later date over any proxy of an earlier date. If two proxies bear the same date and the stockholder of record be not present in person, neither proxy shall be entitled to vote.

                                   ARTICLE II
                               BOARD OF DIRECTORS


               Section 2.1 GENERAL POWERS. The Board of Directors shall control and manage the affairs, property and business of the corporation and, from time to time, shall determine the duties and responsibilities and fix the compensation of all officers elected or appointed by the Board.

               Section 2.2 NUMBER AND TERM OF OFFICE. The Board shall consist of such number of Directors (not less than three) as may be fixed from time to time by the Board of Directors. All Directors shall be of full age and at least one shall be a citizen of the United States and a resident of Florida. Each Director shall hold office for a term of one year and until his respective successor is chosen as herein provided.

               Section 2.3 ELECTION OF DIRECTORS. The Directors shall be elected at each Annual Meeting of the Stockholders. Voting shall be by written ballot and each stockholder may cast as many votes in the aggregate as shall equal the number of voting shares which he is entitled to vote, multiplied by the number of Directors to be elected at the meeting, and each stockholder may cast the whole number of votes for one candidate or distribute them among two or more candidates, and the Directors shall be those persons, in a number equal to the vacancies to be filled, who shall receive the greatest number of votes. The foregoing (relating to cumulative voting) shall not be subject to revocation, alteration, amendment or repeal, except pursuant to an amendment of the Articles of Incorporation of the corporation.

               The polls for such election shall open at 11:00 a.m. and shall remain open for not less than 15 minutes.

               Section 2.4 PRESIDING OFFICER. At all meetings of the Board of Directors, the Chairman or, in his absence, the President or, in the absence of both the Chairman and the President, a chairman chosen by a majority of the Directors present, shall preside, and the Secretary of the corporation or, in his absence, an Assistant Secretary or, in the absence of both, any person appointed by the presiding officer, shall act as Secretary.

               Section 2.5 VACANCIES. Any vacancy in the Board of Directors may be filled by a majority of the remaining Directors for the unexpired portion of the term with respect to which such vacancy relates.

               Section 2.6 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately following each Annual Meeting of the Stockholders.

               Section 2.7 SPECIAL MEETINGS. Special Meetings of the Board of Directors may be held whenever called by the Chairman of the Board of Directors, the Executive

Committee, the President, or by at least one-fourth of the total Board of Directors. The Secretary shall give notice of any Special Meeting, stating the purposes for which called and the time and place thereof, either by mailing notice thereof to each Director at his usual place of business at least five (5) days before the meeting, or by personal delivery of such notice, or by telephonic notice at least one (1) day before the meeting.

               Section 2.8 PLACE OF MEETING. Special Meeting of the Board of Directors may be held at any place within or without the State of Florida.

               Section 2.9 ACTIONS BY DIRECTORS BY MEANS OF CONFERENCE TELE-PHONE. The Chairman or the President may call a meeting of the Board which may participate in the meeting by means of a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Action taken in such matters shall have the same force and effect as any other action of the Board of Directors.

               Section 2.10 QUORUM AND VOTE. At all meetings of the Board, a majority of the entire Board shall constitute a quorum, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board, except as may be otherwise provided by law, the Articles of Incorporation or the By-Laws. If a quorum shall not be present, a majority of the Directors present at any meeting may adjourn such meeting from time to time, without any other notice thereof, until a quorum shall be present.

               Section 2.11 ORGANIZATION. The Board of Directors, at its first meeting immediately after the Annual Meeting of Stockholders, or as soon thereafter as a quorum can be convened, shall be organized by the election from its members, of a Chairman and a President. It shall also elect a Secretary and such other officers of the corporation as it shall deem best.

               Section 2.12 COMPENSATION. (a) Each Director of the Company shall be entitled to receive transportation and other reasonable expenses incident to his attendance at any meeting of the Board or of any committee thereof, of which he may be a member. (b) Each non-management Director shall be entitled to an annual retainer of twenty-thousand dollars ($20,000) payable quarterly in arrears for any quarter or part thereof, which he serves as a Director. Each non-management Director shall further be entitled to a fee of one-thousand dollars ($1,000) per day for each day or portion thereof, in which he is in attendance at each Board meeting. Each non-management Director serving as a member of any committee of the Board shall be entitled to a fee of one-thousand dollars ($1,000) per day for each day or portion thereof, in which he is in attendance at each committee meeting on a day other than the day of a Board meeting. Each non-management Director shall further, upon first being elected to the Board after May 19, 1998 be entitled to participate in the Company's Stock Option Plan as it then exists and shall receive an initial grant of an option on two-thousand (2,000) shares. Upon reelection to the Board of Directors, each Director is entitled to a grant of an option of one-thousand (1,000) shares.

(c) Management Directors shall not be entitled to compensation for serving on the Board or any Committee of the Board.

               Section 2.13 EXECUTIVE COMMITTEE. The Board of Directors, from their number, may elect an Executive Committee of not less than three (3) and not more than five (5), which shall always include the Chairman of the Board of Directors. The Board may appoint such other committees as from time to time the Board deems necessary. The Chairman of the Board of Directors shall call meetings of the Executive Committee when he deems it necessary, and shall preside at the meetings of said Committee. The Executive Committee, when the Board of Directors is not in session, shall have full power to control and manage the affairs, business and property of the corporation; and a majority of the Executive Committee shall constitute a quorum, for the transaction of business coming before the Executive Committee. The Executive Committee, by unanimous action of all members thereof, shall have power to change or reverse a previous action or direction of the Board of Directors unless the exercise of such discretion shall have been previously forbidden by resolution of the Board of Directors. The Board of Directors, by a two-thirds majority of those present and voting, shall have the power to limit or enlarge the powers of the Executive Committee, to change membership therein, to fill vacancies in it or to dissolve it. The Executive Committee may make rules for the conduct of said business and may appoint such assistants as it may from time to time deem necessary. The duties of each other committee deemed necessary by the Board shall be vested with such rights and responsibilities as the Board may set forth in resolutions creating same.

               Section 2.14 DIRECTOR, EMERITUS. The Board of Directors may by resolution confer upon any former Director the honorary title of Director, Emeritus. The designation, number and term (which may be at the pleasure of the Board of Directors) of each Director, Emeritus shall be within the discretion of the Board of Directors. Directors, emeriti shall not be members of the Board of Directors for any purpose, nor counted toward a quorum thereof. A Director, Emeritus shall have the privilege of attending, without vote, any meeting of the Board of Directors to which he or she is invited by the Chairman of the Board, but shall have none of the other privileges, or the rights or liabilities of a Director. Directors, emeriti shall receive the compensation that Board members receive for each meeting of the Board of Directors that they are invited to attend.

                                   ARTICLE III
                                    OFFICERS


               Section 3.1 OFFICERS. The officers of the Company shall be the Chairman, the President, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such others as the Board of Directors shall from time to time determine. The offices of the Chairman and President may be combined. The Board may establish the office of one or more Vice Presidents and provide for their election by the Board, or their appointment by the Chairman or the President.

               Section 3.2 TERM OF OFFICE. The tenure of the Chairman and the President shall continue from the date of election until the first regular meeting of the Board thereafter, or until a successor shall be elected, or until he shall resign or be removed. The tenure of the other officers shall be during the pleasure of the Board, the Chairman, and the President, as the Board by resolution from time to time shall provide.

               Section 3.3 CHAIRMAN. The Chairman shall be the Chief Executive Officer of the corporation, subject to the provisions of these By-Laws, and perform such other duties as may from time to time be assigned by the Board. Unless the Board shall otherwise direct, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.

               Section 3.4 PRESIDENT AND VICE PRESIDENT. The President, subject only to the Board of Directors, the Executive Committee, and the Chairman of the Board of Directors, shall conduct and have general supervision and management of the property and business of the company, and shall report to, and be subject to the direction and supervision of, the Chairman of the Board of Directors. In the absence or disability of the Chairman of the Board, he shall call meetings of the Board of Directors when directed upon request of a majority of the Executive Committee. He may, after approval or ratification by the Board of Directors, or by the Chairman of the Board of Directors, appoint such officers and assistants (not elected or appointed by the Board of Directors) as he may require, who shall perform such duties as from time to time may be assigned to them by him, and after like approval, he may at any time remove any officer or assistant so appointed by him. In the absence of the Chairman, he shall preside at all meetings of the Board of Directors and the stockholders at which he shall be present. If the Board shall appoint one or more Vice Presidents, it shall establish the order in which each, in the absence of the President, shall perform the duties of the President. The Vice Presidents otherwise shall perform such duties as may from time to time be assigned to them by the President or the Board of Directors, and shall have such descriptive titles as the Board may from time to time determine.

               Section 3.5 TREASURER. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disburse-ments in the books belonging to the corporation, and shall deposit all monies and valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the President and the Directors at regular meetings of the Board, or whenever they require it, an account of all of his transactions as Treasurer and of the financial condition of the corporation. He shall perform such other duties as are incident to the office or may from time to time be imposed on him by law, these By-Laws or by the President or Board of Directors. He shall give the corporation a bond in a sum, and with one or more sureties, satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation in the case of his death, resignation, retirement, or removal from office of all books, papers, vouchers, money and other properties of whatever kind in his possession or under his control belonging to the corporation. The duties of the Treasurer may be combined into a single officer with the duties of the Chief Accounting Officer under the title "Vice President-Finance," "Vice President and Comptroller," or other suitable title as determined from time to time by the Board.

               Section 3.6 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and act as clerk thereof and record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the Executive Committee and all standing committees of the Board of Directors when required. He shall give or cause to be given notice of all meetings of stockholders and of the Board of Directors and all committees thereof, and shall perform such additional duties as are incident to the office or may from time to time be imposed upon him by law, by these By-Laws, or by the President or the Board of Directors. He shall keep in safe custody the seal of the corporation. His office may be combined with that of the Treasurer, but not if the office of the Treasurer be combined with that of the Chief Accounting Officer.

               Section 3.7 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries may be elected or appointed, and their duties prescribed by the Board of Directors, the Chairman, or the President, as the Board may, by general or special resolution, provide. In the absence or disability of the Treasurer or Secretary, the President shall designate an Assistant, who shall perform the duties of Treasurer or Secretary.

               Section 3.8 SALARIES. The Board of Directors shall from time to time determine the compensation of the Chairman, the President, the Secretary and all other officers, and it may authorize the Chairman or the President from time to time to fix, increase or reduce the compensation of any officer or employee of the corporation.

                                   ARTICLE IV
               OTHER MATTERS PERTAINING TO DIRECTORS AND OFFICERS


               Section 4.1 RESIGNATION. A Director or officer may resign at any time. Resignations shall be in writing and shall be delivered to the President or Secretary. A resignation shall become effective upon receipt unless the resignation shall require acceptance or set a later date.

               Section 4.2 REMOVAL OF OFFICERS. The Chairman or the President may be removed by the Board of Directors at any time with or without cause. The Board of Directors may authorize the Chairman or the President to remove other officers.

               Section 4.3 REMOVAL OF DIRECTORS. A Director may be removed at any time with or without cause by: (1) an instrument in writing duly executed (and filed with the Secretary and served upon such Director within thirty (30) days after the date of such instrument) by the holders of not less than 90% of all of the shares of stock outstanding as of the last day of the month preceding the date of such instrument; (2) the vote at any meeting of the holders of not less than 90% of all the shares of stock outstanding and entitled to vote at said meeting, if no notice of such proposed action be given in the call for such meeting; or (3) the vote of the holders of not less than 90% of the shares of stock present at any meeting in the call of which notice of such proposed action was duly given.

               Section 4.4 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the corporation the expenses (including attorneys' fees), incurred in defending a proceeding in advance of its final disposition; provided, however, that, if the Florida General Corporation Act requires, the payment of such expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this By-Law or otherwise.

B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this By-Law is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover payments by the corporation of expenses incurred by an indemnitee in defending, in his or her capacity as a Director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) or by the corporation to recover payments by the corporation of expenses incurred by an indemnitee in defending, in his or her capacity as a Director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this By-Law or otherwise shall be on the corporation. Neither the failure of the corpora-tion (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of indemnitee conduct set forth in the Florida Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such an action brought by the indemnitee, be a defense to the action.

C. Non-Exclusivity of Rights: The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, By-Law, agreement, vote of stockholders or disinterested Directors or otherwise.

D. Insurance. The corporation may maintain insurance, at its expense to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Florida Business Corporation Act.

E. Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of Directors and officers of the corporation.

               Section 4.5 DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation, and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

(b) The fact of such relationship or interest is disclosed or known to be shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the shareholder.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                    ARTICLE V
                              CERTIFICATES OF STOCK


               Section 5.1 CERTIFICATES OF STOCK. The certificates of stock of the corporation shall be numbered and registered as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and shall bear the corporate seal which may be impressed, or a facsimile thereof which may be printed or engraved thereon. When the certificate is signed by a Transfer Agent and by a Registrar, the signatures of any of the above officers may be facsimile. In case any officer of the corporation who has signed, or whose facsimile signature has been used on any stock certificate shall have ceased to be such officer before the certificate is issued, such certificate shall be deemed adopted by the corporation and may be issued as if the person, who signed it or whose facsimile signature has been used thereon, had not ceased to be such officer of the corporation.

               Section 5.2 RECORD OWNERSHIP. Upon surrender to the corporation or a duly designated Transfer Agent of the corporation of a certificate for shares of stock of the corporation, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, a new certificate shall be issued to the person entitled thereto, the old certificate shall be canceled and the transaction recorded on the books of the corporation. The corporation shall be entitled to treat the holder of record, on the books of the corporation, of any share or shares of stock as the lawful and absolute owner thereof and entitled to receive dividends thereon and, accordingly, shall not be liable for failure to recognize any equitable or other claim to, or interest in, any such share on the part of any other person, whether or not it shall have express or other notice thereof, save and except only as expressly provided by the laws of Florida.

               Section 5.3 TRANSFER AGENT AND REGISTRAR. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock of the corporation. It may appoint one or more Transfer Agents and one or more Registrars and, except as otherwise required by the laws of Florida, may delegate to it or them such duties with respect to the transfer and registration of shares of stock of the corporation as it may deem desirable.

               Section 5.4 LOST OR DESTROYED CERTIFICATES. Any person claiming that a certificate for shares of stock of the corporation has been lost or destroyed shall make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in such manner as the Board of Directors may direct, and shall give the corporation a bond indemnifying the corporation, its Transfer Agents and Registrars, in such form and amount, and with such sureties as may be satisfactory to the Board; whereupon a new certificate may be satisfactory to the Board; whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, but always subject to such rules and regulations as the Board of Directors may prescribe.

               Section 5.5 POWER TO CLOSE TRANSFER BOOKS. The Board of Directors shall have power to close the transfer books of the corporation for a period not exceeding thirty (30) days preceding the date of payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of shares shall become effective; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix in advance a date, not less than ten (10) nor more than thirty (30) days preceding any such date, as the record date for the purpose of determining the stockholders entitled to receive payment of such dividend, or to such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of shares; and, in such event, only such persons as shall be stockholders of record on the date on which the transfer books are closed, or on the record date so fixed, shall be entitled to receive payment of such dividend, or to such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of shares, as the case may be, notwithstanding any prior or subsequent assignment or transfer of such shares.

                                   ARTICLE VI
                                 CORPORATE BOOKS


               Section 6.1 CORPORATE BOOKS. The corporation shall keep at its principal office in the City of St. Augustine, Florida (and in such other places as the Board of Directors shall from time to time determine) books and records of its accounts, minute books, and the names and places of residence of its officers. The Transfer Agent for the capital stock of the Company shall maintain and keep stock books in which shall be recorded the number of shares of stock of the corporation subscribed, the names (alphabetically arranged) and addresses of the owners of the shares, the numbers owned by them, respectively, the amount of shares paid and by whom, the transfer of said shares, with the date of transfer. The stock books shall be open for at least three (3) business hours in each business day for inspection by any judgment creditor or any person who shall have been for at least six (6) months immediately preceding his demand a holder of record of 1% or more of the outstanding shares of the corporation, or by any officer, Director or any committee or persons holding or authorized in writing by the holders of record of at least 5% of its outstanding shares, with the right to make extracts therefrom. Upon the demand of any person entitled to do so, the Company, upon the payment of the fees of the Transfer Agent therefor, shall furnish, or cause to be furnished, a certified copy of such stock list to such person.

                                   ARTICLE VII
                              CORPORATE INSTRUMENTS


               Section 7.1 CHECKS, NOTES, ETC. All checks, notes, drafts, bills of exchange and all other orders for payment by the corporation shall be signed in such manner, and by such officer or officers (or when drawn on an account opened for a special or limited purpose, by such person or persons) as the Board of Directors or the Executive Committee may from time to time determine.

               Section 7.2 OTHER INSTRUMENTS. Any deed, mortgage, lease, pledge, bond, contract, agreement, power of attorney, proxy, evidence of obligation or an interest in property, or other instrument may be executed on behalf of the corporation any person, whether an officer, or not, expressly so authorized, either by general resolution of the Board of Directors, or by a resolution authorizing the particular act. In all cases, the due execution of any such instrument on behalf of the corporation shall be sufficiently evidenced if executed in its name by the President or one of the Vice Presidents, with the corporate seal affixed, and attested by the Secretary or an Assistant Secretary; provided, that execution by the Company of bonds, notes, certificates, or other evidence of indebtedness secured by a mortgage, lease or other instrument duly executed by authorized officers of the Company which require authentication thereof by the trustee or trustees of said mortgage, lease or other instrument of indebtedness may be evidenced by the facsimile signature of the authorized officers of the Company in lieu of their manual signatures.

               Section 7.3 PROXIES. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time, in the name and on behalf of the corporation, appoint an attorney or attorneys, or other agent or agents of the corporation (who may be or include himself), to cast the votes which the corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation; may instruct the person or persons so appointed as to the casting of such votes or giving such consent; and may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal, all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys or agents.

                                  ARTICLE VIII
                                 CORPORATE SEAL


               Section 8.1 CORPORATE SEAL. The seal of the corporation shall be circular in shape, with the words "Corporate Seal 1983" in the center, encircled by the words, "Florida East Coast Industries, Inc., *Florida*." The corporation may have duplicate seals and the seal, and all duplicates thereof, shall be kept in the custody of the Secretary or of such officer or officers as may from time to time be designated by the Board of Directors.

                                   ARTICLE IX
                                    ACCOUNTS


               Section 9.1 FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January each year.

               Section 9.2 AUDIT. The Board of Directors, or Chairman of the Board, shall cause a detailed examination, verification, or restatement of the accounts, income statement and balance sheet of the corporation to be made at such times as they may desire, by a firm of certified public accountants authorized to practice in the State of Florida or New York.

                                    ARTICLE X
                                WAIVER OF NOTICE


               Section 10.1 WAIVER OF NOTICE. Whenever any notice is required to be given under these By-Laws or the Articles of Incorporation, a waiver thereof, in writing, by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI
                        REVOCATION, ALTERATION, AMENDMENT
                              OR REPEAL OF BY-LAWS


               Section 11.1 REVOCATION, ALTERATION, AMENDMENT OR REPEAL OF BY-LAWS. Subject to the provisions of the Articles of Incorporation of the corporation, these By-Laws may be revoked, altered, amended, or repealed, or additional provisions may be added thereto by a two-thirds majority of the Board of Directors present and voting at any regular meeting at which a quorum is present; or at any Special Meeting, provided notice of the proposed action shall have been given in accordance with these By-Laws; except that this Article XI may not be subject to revocation, alteration, amendment, or repeal by the Board of Directors.